SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
GEOVAX LABS, INC.
Name of the Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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GEOVAX LABS, INC.
1256 Briarcliff Road
Emtech Bio Suite 500
Atlanta, Georgia 30306

GEOVAX LABS, INC.
1256 Briarcliff Road
Emtech Bio Suite 500
Atlanta, Georgia 30306
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT
To Our Shareholders:
          A Special Meeting of Stockholders of GeoVax Labs, Inc. will be held on Friday, September 28, 2007, at 10:00 A.M. (Eastern Time), at the offices of the Company, 1256 Briarcliff Road, Emtech Bio Suite 500, Atlanta, Georgia to:
1. Approve an amendment to our Articles of Incorporation in order to increase the number of shares of common stock, par value $0.001 per share, that we are authorized to issue from 850,000,000 to 900,000,000 shares.
2. Act on any other business that properly comes before the special meeting or any adjournment or postponement of the special meeting.
          Stockholders of record at the close of business on August 9, 2007 will be entitled to notice of the Special Meeting and any continuation or adjournment thereof.
          Please return the enclosed proxy as promptly as possible, whether or not you plan to attend the Special Meeting. Your promptness in returning the proxy will assist us in ensuring that a quorum is present or represented. Even though you return your proxy, you may nevertheless attend the Special Meeting and vote your shares in person if you wish. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the attached Proxy Statement. This Proxy Statement is being sent to you on or about September 7, 2007.

By Order of the Board of Directors,

/s/ Mark W. Reynolds

Mark W. Reynolds Corporate Secretary
September 7, 2007
Atlanta, Georgia

GEOVAX LABS, INC.
1256 Briarcliff Road
Atlanta, Georgia 30306
PROXY STATEMENT
For The
SPECIAL MEETING OF STOCKHOLDERS
To Be Held September 28, 2007
ABOUT THE PROXY STATEMENT
          This Proxy Statement is furnished in connection with the solicitation of your proxy by the Board of Directors of GeoVax Labs, Inc., an Illinois corporation, for use at our Special Meeting of Stockholders to be held at the offices of the Company, 1256 Briarcliff Road, Emtech Bio Suite 500, Atlanta, Georgia on Friday, September 28, 2007, at 10:00 A.M. local time and at any meeting following adjournment thereof. The Notice of Special Meeting, this Proxy Statement and the accompanying proxy card are being sent to you on or about September 7, 2007.
Revocability of Proxy and Voting of Shares
          If you give us a proxy you will have the power to revoke it at any time before it is exercised. The proxy may be revoked before it is exercised by sending a written revocation or a duly executed proxy bearing a later date to us at our principal executive offices located at 1256 Briarcliff Road, Emtech Bio, Suite 500, Atlanta, Georgia 30306. The proxy may also be revoked by attending the meeting and voting in person.
          When the proxy is properly executed, dated and returned, the shares it represents will be voted in accordance with any directions noted on it. If no instructions are indicated, the proxy will be voted FOR the approval of the amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock. We currently know of no other matters to be considered at the Special Meeting of Stockholders. If, however, any other matters come before the Special Meeting of Stockholders, or any adjournment or adjournments thereof, the persons named in the proxy will vote the proxy in accordance with their best judgment on any such matter.
Record Date, Voting Rights and Outstanding Shares
          The Board of Directors has fixed August 9, 2007 as the record date (the “Record Date”) for determining holders of our common stock, $0.001 par value per share, who are entitled to vote at the meeting. As of the Record Date, we had 712,834,703 shares of common stock outstanding and entitled to vote. Each share of common stock entitles the record holder to one vote on the proposal to be voted upon at the meeting. A majority of the shares of common stock issued and outstanding and entitled to vote at the meeting will constitute a quorum at the meeting. If a quorum exists, action on the proposal is approved if two-thirds of the votes in attendance at the meeting are cast in favor of the action. Unless otherwise marked or indicated on the proxy, your shares will be voted “FOR” the approval of the amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock.
Solicitation
          We will pay all costs associated with the distribution of this Proxy Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Proxy Statement to the beneficial owners of our common stock.
Approval of proposal
          As noted above, each share of common stock is entitled to one vote. If a quorum exists, the proposal must receive the vote of two-thirds of the issued and outstanding shares of common stock in attendance at the meeting in order to pass.

PROPOSAL
AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK
General
          Our Articles of Incorporation, as amended, provide that the total number of shares of capital stock that we are authorized to issue is 860,000,000, consisting of 850,000,000 shares of common stock and 10,000,000 shares of preferred stock. On July 25, 2007, subject to approval by our stockholders, our board of directors approved an amendment to our Articles of Incorporation to increase the number of shares of common stock that we are authorized to issue to from 850,000,000 to 900,000,000.
Reasons for Amendment
          We must increase the number of authorized shares of our common stock in order to have a sufficient number of authorized shares to issue in connection with a subscription agreement we entered into on July 30, 2007 with PURE Capital, LLC (the “Investor”). Pursuant to the agreement, in exchange for an aggregate purchase price of $7,500,000, we agreed to sell to the Investor in two closings an aggregate of 48,387,097 shares of our common stock and warrants to purchase an aggregate of 35,000,000 shares of our common stock, exercisable within a 3 year period. At the first closing (“First Closing”), which is expected to occur during August 2007, in exchange for $3,500,000 the Investor will acquire 22,580,645 shares of our common stock and a warrant to purchase 18,333,333 shares of our common stock at an exercise price of $0.33 per share. At the second closing (“Second Closing”), which is expected to occur in November 2007, in exchange for $4,000,000 the Investor will acquire 25,806,452 shares of our common stock and a warrant to purchase 16,666,667 shares of our common stock at an exercise price which shall be equal to the closing market price on the day prior to the Second Closing.
          As of August 17, 2007, of the 850,000,000 shares of our common stock authorized by our articles of incorporation, 712,834,703 shares were issued and outstanding and 73,771,605 shares were reserved for issuance in connection with outstanding stock purchase warrants, and in accordance with our 2006 Equity Incentive Plan, including potential exercise of stock options under such plan. Upon completion of the First and Second Closings, 761,221,800 shares of our common stock will have been issued and outstanding and 108,771,605 shares shall have been reserved for issuance in connection with our 2006 Equity Incentive Plan and potential exercise of all warrants presently under consideration, thus potentially, exceeding our current number of 850,000,000 authorized shares of common stock. After the proposed increase in the number of authorized shares of our common stock to 900,000,000 and completion of the Second Closing, 30,006,595 shares of our common stock would be authorized, but not issued or reserved for issuance under any present plans.
          We expect that our future growth may require the use of our common stock from time to time either as part of a financing for us either through the use of our common stock or securities convertible into our common stock. Such shares may be issued in conjunction with both public offerings and private placements of shares of our common stock. Our stockholders do not have any preemptive rights to purchase additional shares of our common stock. Other than the Second Closing, we do not have any current plans, proposals or understandings that would require the use of the additional authorized shares of our common stock to be issued.
Effects of the Amendment
          Stockholders should consider the following factors which may affect them, as well as the other information contained in this proxy statement, in evaluating the proposal to approve the amendment to our articles of incorporation to increase our authorized shares of common stock.
          Possible Dilution from Future Issuance of Additional Shares. We are seeking to amend our articles of incorporation to increase the number of authorized shares of our common stock from 850,000,000 to 900,000,000 shares, and the interests of the holders of our common stock could be diluted as a result. Any future issuance of additional authorized shares of our common stock could dilute future earnings per share, book value per share and voting power of existing stockholders. Depending upon the circumstances under which such shares are issued, such

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issuances may reduce stockholders equity per share and may reduce the percentage ownership of common stock of existing stockholders.
Form of Amendment
          If the Amendment is approved, the text of the first paragraph of Article IV of our Articles of Incorporation would read in its entirety as follows:
“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 910,000,000 shares, which are divided into two classes consisting of: (a) 900,000,000 shares of Common Stock, par value $0.001 per share, and (b) 10,000,000 shares of Preferred Stock, par value $0.01 per share.”
Approval Required
          Each share of common stock is entitled to one vote. A majority of the shares of common stock issued and outstanding and entitled to vote at the meeting will constitute a quorum for consideration of the proposal at the meeting. If a quorum exists, action on the proposal is approved if two-thirds of the votes in attendance at the meeting are cast in favor of the proposal. Abstentions and broker non-votes are counted in determining whether a quorum of shares of our common stock is present at the special meeting. A “broker non-vote” occurs if a broker or other nominee who holds shares in “street” name for customers who are beneficial owners of those shares does not have discretionary authority with respect to the voting of the shares and has not received instructions with respect the proposal from the customer. Neither broker “non-votes” nor abstentions are included in the tabulation of the voting results on the proposal and, therefore, they do not have the effect of votes in opposition in such tabulation.
Effective Date
          The Amendment to our Articles of Incorporation will become effective upon filing such Amendment with the Illinois Secretary of State.
Recommendation of our Board of Directors
          Our board of directors has unanimously approved the amendment to our articles of incorporation to increase the number of authorized shares of our common stock from 850,000,000 to 900,000,000, has determined that this amendment to our articles of incorporation is advisable and in the best interest of our stockholders and recommends that our stockholders vote FOR its approval.
VOTING SECURITIES
          As of August 9, 2007, the Record Date, our authorized capitalization consisted of 850,000,000 shares of common stock, par value $.001 per share, and 10,000,000 shares of preferred stock, par value $.01 per share. At the Record Date, we had 712,834,703 shares of common stock issued and outstanding, 51,000,000 shares reserved for issuance pursuant to our 2006 Equity Incentive Plan, of which options to purchase 38,127,757shares have been granted, and 22,771,605 shares reserved for issuance pursuant to our common stock purchase warrants. No shares of preferred stock are issued and outstanding.
          Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders for a vote.
SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND OFFICERS
          Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of August 9, 2007 by (1) each person who is known by us to beneficially own more than five percent of the common stock; (2) each director and nominee for director; (3) each of the named executive officers listed in the Summary Compensation Table below under the caption “Compensation of

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Directors and Executive Officers”; and (4) all executive officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Number of Shares
	Beneficially
Name and Address of Beneficial Owner (1)	Owned	Percentage

Directors and Named Executive Officers:
Donald G. Hildebrand (3)	76,972,107	10.2%
Andrew J. Kandalepas (4)	21,890,065	3.0%
Robert T. McNally	617,742	*
Dean G. Kollintzas (5)	440,000	*
Mark W. Reynolds (6)	600,000	*
Jack N. Spencer (7)	440,000	*
All executive officers and directors as a group (6 persons) (8)	100,959,914	13.4%

5% Stockholders:
Emory University Administration Building 101 201 Dowman Drive Atlanta, Georgia 30322	233,905,253	31.8%
Harriet L. Robinson (9) c/o GeoVax Labs, Inc. 1256 Briarcliff Road, Suite 500 Atlanta, Georgia 30306	69,321,865	9.3%

*	Less than 1%

(1)	Except as otherwise indicated, the business address of each director and executive officer listed is c/o GeoVax Labs, Inc., 1256 Briarcliff Road, Suite 500, Atlanta, Georgia 30306.

(2)	This table is based upon information supplied by officers and directors, and with respect to principal shareholders, Schedules 13D and 13G filed with the SEC. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentage ownership is based on 712,834,703 shares of common stock outstanding as of August 17, 2007. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options currently exercisable, or exercisable within 60 days of August 17, 2007, are deemed outstanding.

(3)	Includes 59,180,847 shares of common stock and options to purchase 17,791,260 shares of common stock exercisable within 60 days of August 9, 2007.

(4)	Includes 21,290,065 shares of common stock and options to purchase 600,000 shares of common stock exercisable within 60 days of August 9, 2007.

(5)	Includes 440,000 shares of common stock exercisable within 60 days of August 9, 2007.

(6)	Includes 600,000 shares of common stock exercisable within 60 days of August 9, 2007.

(7)	Includes 440,000 shares of common stock exercisable within 60 days of August 9, 2007.

(8)	Includes 81,088,654 shares of common stock and options to purchase 19,871,260 shares of common stock exercisable within 60 days of August 9, 2007.

(9)	Includes 60,426,235 shares of common stock and options to purchase 8,895,630 shares of common stock exercisable within 60 days of August 9, 2007. The stock options held by Dr. Robinson are pursuant to her service as Chairman of our Scientific Advisory Board.
ABSENCE OF APPRAISAL RIGHTS
          We are incorporated in the State of Illinois and, accordingly, are subject to the Illinois General Corporation Act. Under the Illinois General Corporation Act, our stockholders are not entitled to appraisal rights with respect to the proposal to be acted upon at the special meeting.

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OTHER MATTERS
Shareholder Proposals
          Any proposal which a stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”) at our next Annual Meeting of Stockholders to be held in 2008 must be received by us on or before January 10, 2008. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by us after January 10, 2008. Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy statement and proxy in 2008. We reserve the right to vote against, reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.
          Notice of intention to present a proposal at the 2008 annual meeting should be addressed to Corporate Secretary, GeoVax Labs, Inc., 1256 Briarcliff Road, Emtech Bio Suite 500, Atlanta, Georgia 20206.
Delivery of Documents to Stockholders Sharing an Address
          We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:
GeoVax Labs, Inc.
Attn: Mark Reynolds
1256 Briarcliff Road
Emtech Bio Suite 500
Atlanta, Georgia 30306
Telephone No.: 404-727-0971

By Order of the Board of Directors

/s/ Mark W. Reynolds

Mark W. Reynolds
Corporate Secretary

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PROXY GEOVAX LABS, INC. This proxy is solicited on behalf of the Board of Directors for the Special Meeting on September 28, 2007
This proxy will be voted as specified by the stockholder. If no specification is made, all shares will be voted “FOR” the approval of the two proposals set forth in the proxy statement.
The stockholder represented herein appoints Donald G. Hildebrand and Andrew Kandalepas, and each of them, proxies with the power of substitution to vote all shares of Common Stock entitled to be voted by said stockholder at the Speciall Meeting of Stockholders of GeoVax Labs, Inc. to be held at the offices of the Company, located at 1256 Briarcliff Road, Emtech Bio Suite 500, Atlanta, Georgia, on September 28, 2007 at 10:00 A.M. (Eastern Time), and in any adjournment or postponement thereof as specified in this proxy.
PROPOSAL — Amendment to Articles of Incorporation
Amend the GeoVax Labs, Inc. Articles of Incorporation to increase the number of shares of common stock authorized for issuance FOR ☐ AGAINST ☐ ABSTAIN ☐
Please mark, date and sign your proxy card and mail it in the enclosed envelope as soon as possible.In their discretion, proxies are entitled to vote upon such other matters as may properly come before the meeting, or any adjournment thereof.
By: Date:
—— —
By: Date:
—— —
Note: Please mark, date and sign this proxy card and return it in the enclosed envelope. Please sign with full corporate name by a duly authorized officer and affix corporate seal.